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                                                                     EXHIBIT 8.4


                               [LETTERHEAD OF DAVID KING & CO.]




                                                                  April 16, 2003


AXIS Capital Holdings Limited
106 Pitts Bay Road
Pembroke, HM 08
Bermuda

Ladies and Gentlemen:

                        RE: AXIS CAPITAL HOLDINGS LIMITED

          We have acted as Barbados tax advisers to AXIS Capital Holdings Limited and AXIS Specialty (Barbados) Limited ("AXIS Barbados") (the "Company") in connection with the preparation of the Registration Statement on Form S-1 (No. 333-103620) filed by the Company with the Securities and Exchange Commission on April 16, 2003 (the "Registration Statement"). We are delivering the opinion below to the Company in connection with the Registration Statement.

          This opinion is confined to certain matters of Barbados tax law as of the date hereof. We have not made any investigation of, and do not express any opinion on, the tax law of any jurisdiction other than Barbados.

          In giving this opinion, we have examined and relied upon the Registration Statement and have assumed:

          1. that the statements contained in the Registration Statement (other than the discussions set forth under the heading "Taxation of AXIS Holdings and Subsidiaries - Barbados" in the section entitled "Material Tax Considerations") are complete and accurate as at the date of this opinion;

          2. that the form of the Registration Statement provided to us is a true copy;

          3. the authenticity, completeness and conformity to original documents of all documents examined by us;

          4. that, where a document has been examined by us in draft form, it has been or will be signed and/or given final approval in the form of that draft; and

          5. that no other event occurs after the date hereof which would affect the opinion herein stated.


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          Based on the foregoing and subject to the qualifications set forth herein we are of the opinion that under current Barbados tax law the discussion set forth in the Registration Statement under the heading "Taxation of AXIS Holdings and Subsidiaries - Barbados" in the section entitled "Material Tax Considerations" constitutes in all material respects, a fair and accurate summary of the Barbados tax considerations relating to AXIS Holdings and AXIS Barbados.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and the reference to us in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.


                                              Sincerely



                                              /s/ David King & Co.

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